Exhibit 10.4

AGREEMENT
AND
BILL OF SALE

     THIS AGREEMENT is made and entered into and effective this 15th. day of June 2005, by and between Blue Star Energy, Inc., whose principal address is 5525 Erindale Drive Suite 201, Colorado Springs, CO 80918 hereinafter called “Purchaser” and Dewey L. Williams whose address is 5700 W. Plano Parkway #1000, Plano, Texas 75093 “Seller”.

     WHEREAS, SELLER owns an interest in certain oil and gas properties described in Exhibit “A” attached hereto and made a part hereof together with an interest in any wells, well equipment, tank batteries, flow lines, machinery, other equipment and supplies, and other related fixtures and personal property on said oil and gas properties, together with interests in easements and rights of access to said oil and gas properties; and

     NOW, THEREFORE, SELLER, for and in consideration of the sum of sixty thousand shares of Blue Star Energy, Inc. $.001 par value restricted common stock having an agreed upon value of six thousand dollars ($6,000.00) or $.10 per share to it paid by Purchaser, the receipt, adequacy and sufficiency of which are hereby acknowledged, does hereby sell, assign and convey unto Purchaser a two (2%) percent working interest, of its right, title and interest in and to the oil and gas properties described in Exhibit “A” together with a two (2%) percent working interest of its right, title and interest in and to all wells, permits, easements, licenses, servitude, well equipment, tank batteries, flow lines, gathering pipelines, inventory, machinery, equipment and supplies, and all related fixtures and personal property used or usable in connection with production of oil or gas from said oil and gas properties. Seller further acknowledges that he has been given access to full and complete information regarding the Company, whose underlying shares of common stock Seller is receiving, and has utilized such access to the Seller’s satisfaction for the purpose of obtaining such information regarding the Company as the Seller has reasonably requested; and, particularly, the Seller has been given reasonable opportunity to ask questions of, and receive answers from, representatives of the Company concerning the terms and conditions of the exchange of the shares and to obtain any additional information, to the extent reasonably available;

     The Seller recognizes that the Company has a limited operating history and that the shares as an investment involve a high degree of risk, including but not limited to the risk of economic losses from operations of the Company;

     The Seller realizes that (i) the shares represent a long-term investment; (ii) the holder of the shares must bear the economic risk of investment for an indefinite period of time because the shares have not been registered under the Securities Act of 1933 or under the securities laws of any state and, therefore, the shares cannot be resold unless the shares are subsequently registered under said laws or exemptions from such registrations are available; (iii) there is presently no public market for the shares and the Seller may be unable to liquidate the Seller's investment in the event of an emergency, or pledge the shares as collateral for a loan; (iv) the transferability of the shares will be restricted and requires conformity with the restrictions contained in the paragraph below; and (v) legends will be placed on the certificate(s) representing the shares referring to the applicable restrictions on transferability; and

The Seller acknowledges that the shares have not been registered under the Securities Act of 1933 or applicable state securities laws and that the shares are being exchanged pursuant to exemptions from such laws and that the purchaser’s or Company's reliance upon such exemptions is predicated in part on the Seller’s representations as contained herein. The Seller represents and warrants that the shares are being acquired for the account of the Seller for investment purposes only and without the intention of reselling or redistributing the same, that the Seller has made no agreement with others regarding any of the shares, and that the Seller's financial condition is such that it is not likely that it will be necessary to dispose of any of such securities in the foreseeable future. The Seller is aware that, in the view of the Securities and Exchange Commission, an acquisition of shares with an intent to resell by reason of any foreseeable specific contingency or anticipated change in market value, or any change in the condition of the Company, or in connection with a contemplated liquidation or settlement of any loan obtained for the acquisition of such securities and for which such securities were pledged, would represent an intent inconsistent with the representations set forth above. The Seller further represents and agrees that if, contrary to the foregoing intentions, the Seller should later desire to dispose of or transfer any of such securities in any manner, the Seller shall not do so without first obtaining (i) the opinion of counsel to the Company that such proposed disposition or transfer may be lawfully made without the registration of such securities pursuant to the Securities Act of 1933, as then amended, and applicable state securities laws, or (ii) such registration (it being understood that the Company has no obligation to register any securities).

THIS BILL OF SALE IS MADE WITHOUT WARRANTIES, EXPRESSED OR IMPLIED IN FACT OR IN LAW, WHETHER OF TITLE, MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, CONDITION OR SAFETY OF THE PROPERTY, COMPLIANCE WITH REGULATORY AND ENVIRONMENTAL REQUIREMENTS OR OTHERWISE.

PURCHASER HEREBY AGREES THAT IT HAS INSPECTED THE LEASES AND ASSOCIATED AGREEMENTS, WELLS, PERSONAL PROPERTY AND EQUIPMENT CONVEYED HEREIN AND THAT IT ACCEPTS THE SAME “AS IS AND WITH ALL FAULTS”.

Purchaser hereby agrees to assume its proportionate responsibility for said wells, the casing and leasehold equipment in and on said wells, and all other personal property used in or in connection therewith from and after the effective date of this Bill of Sale, and Purchaser agrees to protect, defend, indemnify and hold Seller and its employees free and harmless from and against any and all costs, expenses, claims, demands and causes of action of every kind and character arising out of, incident to, or in connection with the leases, land, wells, casing, leasehold equipment, and other personal property hereby conveyed, or Purchaser’s or other parties; operations on said leases and said land, arising and occurring on or after the effective date of this Assignment and Bill of Sale. Seller agrees to fully indemnify and hold Purchaser harmless from any and all such claims or causes of action based upon some alleged act or omission of Seller or its employees arising or occurring prior to the effective date of this Bill of Sale.

     THIS BILL OF SALE is to be treated as an occasional sale, and no sales tax is being collected from Purchaser. If, however, this transaction is later deemed to be other than an occasional sale, Purchaser agrees to be solely responsible for any and all sales taxes due on equipment, material and property hereby sold, and Purchaser shall remit such sales taxes to the proper taxing authority.

     ALL TAXES, including but not limited to ad valorem, property, severance and windfall profit taxes are paid on the property as of the last sale. It shall be the responsibility of Purchaser to pay its proportional share of all taxes accruing after the effective date of sale.

     PURCHASER agrees to perform all operations in compliance with applicable Local, State and Federal laws, rules and regulations, and to observe and perform all of the lease terms and provisions, express and implied, applicable to Purchaser’s interest in the sale premises. The parties hereto agree to execute such additional documents or instruments as necessary to transfer Purchaser’s two (2%) percent interest in any State, Federal, or Indian oil and gas properties sold herein to Purchaser.

     THIS BILL OF SALE shall be binding upon and inure to the benefit of the heirs, successors, personal representatives and assigns of the respective parties hereto.

Executed this 15th day of June, 2005.

WITNESS: /s/ Bill M. Conrad WITNESS: /s/ Bill M. Conrad	SELLER: Dewey L. Williams /s/ Dewey L. Williams Dewey L. Williams PURCHASER: Blue Star Energy, Inc. /s/ Raymond E. McElhaney Raymond E. McElhaney, President

EXHIBIT “A”

ATTACHED TO AND MADE A PART OF THAT BILL OF SALE AND CONVEYANCE FROM DEWEY WILLIAMS EFFECTIVE JUNE 15, 2005

1.

It is Seller’s intent to convey two (2%) percent of its working interest subject to their burdens, of its right, title and interest in and to the Oil and Gas Leases and/or mineral interests as described below.

LAND DESCRIPTION:

           #1 Stroh Well

          SW/4 of Section 35-T3N-R57W

          Morgan County, Colorado

          Containing 160 acres, more or less

          Subject to terms and conditions of all prior assignments

END OF EXHIBIT “A”